Exhibit 99.1

Saba Announces Second Quarter Fiscal Year 2011 Results

•	Total bookings grew 14% year-over-year

•	Subscription revenue increased 10% year-over-year

•	Annual contract value of new SaaS bookings in the quarter more than doubled over both the prior quarter and year-over-year

•	Added a record 42 new enterprise customers in the quarter

•	25% of new customers purchased multiple product modules

Redwood Shores, Calif., January 6, 2011 – Saba (NASDAQ: SABA), the premier provider of people systems, today reported financial results for its second fiscal quarter ended November 30, 2010.

“Strong bookings growth of 14% in the quarter, supported by over 125% growth in new SaaS annual contract value, reflects our customers’ accelerating preference toward our SaaS offerings,” said Bobby Yazdani, Chairman and CEO of Saba. “In the quarter, our SaaS offerings were purchased in nine of our 12 largest new deals and for the second quarter in a row the number of new SaaS transactions over $50,000 grew three-fold over the year-ago periods. Our SaaS offerings now support close to 5 million subscribers.”

In the quarter, Saba also experienced strong demand across its entire portfolio of People Systems, consisting of the Saba Learning Suite, Saba Performance Suite and Saba Collaboration Suite. With one in every four new customers in the quarter purchasing multiple product modules, Saba now has over 1.5 million users of the Saba Performance Suite. New Saba Performance Suite customers in the quarter included Finning Chile, H&R Block, and Vitamin Shoppe.

The Saba Collaboration Suite, comprised of Saba Centra, Saba’s leading web conferencing and online learning environment, and Saba Live, Saba’s integrated business networking solution, continues to generate strong interest. Commercially released at the end of August 2010, Saba Live currently supports Saba’s Customer Community of more than 1,200 participants and over 500 customers.

Results for the Second Fiscal Quarter 2011

Revenue: Total revenue of $28.6 million increased 4% in the second quarter ended November 30, 2010 as compared to $27.5 million in the same period last year. Subscription revenue increased 10% to $15.6 million over the same period last year.

Deferred Revenue: Deferred revenue grew 20% to $36.7 million at the end of the second fiscal quarter compared to $30.5 million at the end of the same period last year.

Earnings per Share: GAAP net loss per share was $0.04 in the second quarter of fiscal year 2011 compared to fully diluted earnings per share of $0.02 in the same period last year. Non-GAAP fully diluted earnings per share were $0.02 in the second quarter of fiscal year 2011 compared to fully diluted earnings per share of $0.07 in the second quarter of last year. These results reflect the acceleration toward SaaS and our continued investment in sales and marketing in support of our strong bookings growth.

Our non-GAAP results are calculated by adjusting GAAP results for the impact of certain items including (i) non-cash amortization of intangibles, (ii) non-cash charges related to share-based compensation expenses, (iii) restructuring and (iv) capitalization of commissions on SaaS transactions and expensing those commissions over the term of the transaction. As a result of the increasing rate of adoption for our SaaS offerings by our customers, we have changed the manner in which we calculate our non-GAAP results so as to capitalize commissions on our SaaS transactions and expense those commissions over the term of the transaction. We believe that this change will better enable investors to assess our performance with SaaS based peers in the industry, most of which capitalize sales commissions and expense them over the term of the contract. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

Share Repurchase: The Company repurchased 163,225 shares during the quarter for $961,200, bringing the total number of shares repurchased under its share repurchase program to 332,225 shares for an aggregate purchase price of approximately $1.8 million. On January 5, 2011, the Board of Directors of Saba approved a $5 million increase to the Company’s stock repurchase program. With this increase, the Company now has approximately $8.2 million available under the repurchase program.

Customers: We added 42 new enterprise customers in the quarter including: Alfac, Best Buy Canada, Del Monte, Finning Chile, Home Depot U.S., H&R Block, and Kellogg. In addition, a number of existing customers increased their Saba footprint including: 3M, Astra Zeneca, BlackBaud, Calpine Corporation, FedEx, Ford, Fox Entertainment Group, Kaiser Foundation, New Mexico State University, U.S. Department of Transportation, Royal Mail and Standard Bank of South Africa.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake any obligations to update these forward-looking statements.

We have experienced increased and accelerated customer adoption of our SaaS offerings and strongly believe this adoption trend will continue. While this trend is lowering our overall revenue in the near term, it is having a positive impact on our growth in subscription revenue and bookings. Additionally, the increased SaaS bookings resulting from this trend are providing greater revenue visibility and predictability.

For fiscal 2011 ending May 31, 2011, we are forecasting total revenue to be in the range of approximately $117 million to $120 million, based on a license contribution of approximately 18% of total revenue. We expect GAAP net loss to range from $0.10 to $0.15 per share and non-GAAP fully diluted earnings to be in the range of $0.10 to $0.15 per share.

The fiscal year 2011 non-GAAP outlook excludes non-cash amortization of intangibles and charges related to stock-based compensation expenses, and includes capitalization of commissions on SaaS transactions along with expensing of those commissions over the term of the related transactions. The impact of the change to our 2011 non-GAAP results to capitalize rather than expense commissions on SaaS transactions is an increase of approximately $0.04 per share in our 2011 non-GAAP earnings outlook.

Key Announcements in Second Quarter 2011

We had several key executives join Saba during the quarter, further strengthening the Company’s leadership bench to help drive the Company’s growth plans. These new hires included Laurent Pacalin, GM of People Learning; Karen Steele, SVP of Corporate Marketing; Madhukar Govindaraju, SVP of Engineering and Joan Cronin, Chief People Officer.

We also announced an expanded global alliances and channels program, Saba Partner Connect, and the launch of the secure Saba Partner Connections portal. The new components of the program are designed to further strengthen and leverage Saba alliances worldwide to share best practices and accomplish mutual goals. The expanded program features a streamlined solution-delivery process and a new interactive online community and knowledge base powered by Saba Live.

In addition, Saba concluded its user conference, People 2010 – Saba Global Summit, that was held in Boston. The Summit brought together more than 600 attendees from around the world to learn about the newest people systems innovations and success stories and featured over 70 presentations from industry executives, thought leaders, and Saba customers.

Conference Call

Saba will host a teleconference call and live webcast on Thursday, January 6, 2011 commencing at 2:00 p.m. Pacific Time to discuss its financial results. To join the call, please dial +1.800.288.9626 or +1.612.288.0337. The access code for the conference call is 184272. To listen to the live webcast, please go to the Investor Relations page of the Saba web site at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1.800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 184272. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including expected total revenues, anticipated GAAP and non-GAAP results of operations, Saba’s expectation that increased and accelerated customer adoption of Saba’s SaaS offerings will continue and Saba’s expectation that increased adoption of SaaS offerings will increase the visibility or predictability of Saba’s revenue in future periods. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties

Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, fluctuations in Saba’s quarterly results, variability in the mix of Saba’s license, subscription and professional services revenues and bookings, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2010, the Form 10-Q for the quarter ended August 31, 2010 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), and is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies.

Our non-GAAP measures now include the impact of capitalizing commissions on SaaS transactions and amortizing those commissions over the time period that corresponding revenue is recognized. Saba believes that this approach enables better comparison with the performance of peer companies as the prevailing industry practice among SaaS vendors is to capitalize commissions on SaaS transactions. Saba is signing more SaaS transactions than license transactions and expects this trend will continue in the future. Saba also believes that capitalizing commissions in its non-GAAP results will better enable investors to track its results of operations while customer adoption of SaaS offerings continues. This approach more closely aligns the expense recognition for SaaS transactions with the time period in which revenue is recognized.

Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ:SABA) provides a new class of people systems that combine people learning, people performance and people collaboration solutions. Today’s people-driven enterprises are using Saba ‘s solutions to mobilize and engage people around new strategies and initiatives, align and connect people to accelerate the flow of business, and cultivate, capture and share individual and collective knowhow to effectively compete and succeed.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Saba’s solutions are available in the cloud (both the public and private) and are underpinned by global services capabilities and partnerships encompassing strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three months ended November 30,		Six months ended November 30,
	2010	2009	2010	2009
Revenues:
Subscription	$15,565	$14,135	$30,460	$28,111
License	4,732	6,352	9,182	12,064
Professional services	8,265	6,995	15,734	13,117

Total revenues	28,562	27,482	55,376	53,292

Cost of revenues:
Cost of subscription	3,891	4,118	7,812	8,163
Cost of license	186	223	433	434
Cost of professional services	5,532	4,798	10,958	9,350
Amortization of acquired developed technology	295	295	589	589

Total cost of revenues	9,904	9,434	19,792	18,536

Gross profit	18,658	18,048	35,584	34,756

Operating expenses:
Research and development	4,436	4,725	8,859	8,946
Sales and marketing	11,200	8,526	21,070	15,314
General and administrative	3,419	3,613	6,830	7,455
Restructuring	—	(2)	—	(38)
Amortization of purchased intangible assets	634	634	1,269	1,269

Total operating expenses	19,689	17,496	38,028	32,946

Income (loss) from operations	(1,031)	552	(2,444)	1,810
Interest and other income (expense), net	166	54	(60)	32
Interest expense	(2)	(2)	(3)	(4)

Income (loss) before provision for income taxes	(867)	604	(2,507)	1,838
(Provision for) benefit from income taxes	(272)	62	(437)	(152)

Net income (loss)	$(1,139)	$666	$(2,944)	$1,686

Basic net income (loss) per share	$(0.04)	$0.02	$(0.10)	$0.06

Diluted net income (loss) per share	$(0.04)	$0.02	$(0.10)	$0.06

Shares used in computing net income (loss) per share:
Basic	28,197	27,851	28,174	28,540

Diluted	28,197	28,855	28,174	29,458

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30, 2010	May 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,852	$32,002
Restricted cash	32	20
Accounts receivable, net	23,477	23,352
Prepaid expenses and other current assets	2,532	1,788

Total current assets	54,893	57,162

Property and equipment, net	2,929	3,178
Goodwill	36,095	36,095
Purchased intangible assets, net	3,170	5,027
Restricted cash	416	260
Other assets	2,221	1,722

Total assets	$99,724	$103,444

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,623	$3,218
Accrued compensation and related expenses	6,550	8,069
Accrued expenses	2,549	2,746
Deferred revenue	33,871	34,435
Lease obligations	1,192	450

Total current liabilities	47,785	48,918
Deferred revenue	2,798	2,559
Other long-term liabilities	1,206	1,156
Accrued rent	658	1,785

Total liabilities	52,447	54,418
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	258,592	255,938
Treasury stock	(2,030)	(328)
Accumulated deficit	(209,281)	(206,336)
Accumulated other comprehensive loss	(33)	(277)

Total stockholders’ equity	47,277	49,026

Total liabilities and stockholders’ equity	$99,724	$103,444

Saba Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended November 30,
	2010	2009
Operating activities:
Net income (loss)	$(2,944)	$1,686
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,131	1,225
Amortization of purchased intangible assets	1,858	1,858
Share-based compensation	1,393	736
Changes in operating assets and liabilities:
Accounts receivable	203	562
Prepaid expense and other current assets	(696)	132
Other assets	(469)	74
Accounts payable	371	677
Accrued compensation and related expenses	(1,733)	306
Accrued expenses	(57)	(42)
Deferred revenue	(781)	(4,964)
Restricted cash	(164)	(20)
Accrued rent	(568)	(350)

Net cash (used in) provided by operating activities	(2,456)	1,880

Investing activities:
Purchases of property and equipment	(844)	(339)

Net cash used in investing activities	(844)	(339)

Financing activities:
Proceeds from issuance of common stock under stock plans	1,334	104
Repurchase of common stock	(1,703)	(4,847)
Repurchase of stock to satisfy employee tax withholding obligations	(73)	—
Repayments of borrowings under credit facility	—	(199)
Repayments of note payable	—	(22)

Net cash used in financing activities	(442)	(4,964)

Effect of exchange rate changes on cash and cash equivalents	592	299

Decrease in cash and equivalents	(3,150)	(3,124)
Cash and cash equivalents, beginning of period	32,002	25,978

Cash and cash equivalents, end of period	$28,852	$22,854

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share and per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended November 30,		Six months ended November 30,
	2010	2009	2010	2009
GAAP net income (loss)	$(1,139)	$666	$(2,944)	$1,686
Plus:
Share-based compensation expense	579	472	1,393	736
Amortization of acquired developed technology and purchased intangible assets	929	929	1,858	1,858
Restructuring	—	(2)	—	(38)
Impact of capitalizing commissions on SaaS transactions to conform to industry standards	174	(78)	199	(125)

Non-GAAP net income	$543	$1,987	$506	$4,117

Net income (loss) per share:

GAAP net income (loss) per share	$(0.04)	$0.02	$(0.10)	$0.06

Plus:
Share-based compensation expense	0.02	0.02	0.05	0.02
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03	0.06	0.06
Restructuring	0.00	0.00	0.00	(0.00)
Impact of capitalizing commissions on SaaS transactions to conform to industry standards	0.01	(0.00)	0.01	(0.00)

Non-GAAP net income per share	$0.02	$0.07	$0.02	$0.14

Shares used in computing net income (loss) per share:
Basic	28,197	27,851	28,174	28,540

Diluted	29,702	28,855	29,482	29,458

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures reflect changes made to exclude or adjust certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

We also now include the capitalization of commissions on SaaS transactions in our non-GAAP results, and prior period non-GAAP results have been revised to reflect this methodology. Accordingly, the information in the reconciliation table in this press release is not directly comparable to similar reconciliation information we have provided in prior releases.

Additional information concerning the adjustments and exclusions reflected in our non-GAAP financial measures is set forth below.

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under ASC 718-10 (formerly SFAS 123(R)) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by ASC 718-10 (formerly SFAS 123(R)) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Restructuring

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. During the first quarter of fiscal year 2010, the company adjusted its estimates related to severance costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Impact of capitalizing commissions on SaaS transactions to conform to industry standards

The company’s method of commission accounting is to expense commissions as incurred. The majority of our SaaS based competitors capitalize commissions associated with deferred revenue and expense them over the same period as revenue directly related to those commissions is recognized. We have included the impact of capitalizing commissions on SaaS transactions in our non-GAAP reconciliation as we believe this presentation will better enable investors to assess our performance with SaaS based peers in the industry.